Exhibit 10.1

                              Employment Agreement

                  THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of February 14, 2006, between NORTH ATLANTIC HOLDING COMPANY, INC. (the Company") and THOMAS F. HELMS, JR. (the "Executive").

                              STATEMENT OF PURPOSE

                  The Company wishes to continue to employ the Executive following the termination of his current employment agreement with an affiliate of the Company on May 16, 2006, and the Executive wishes to continue in the employ of the Company thereafter, in each case on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

           1. Employment, Duties and Acceptance. (a) The Company shall employ the Executive during the Term (as hereinafter defined) as the Chairman of the Board of the Company. The Executive's duties and responsibilities shall include: monitoring the performance of Alvarez & Marsal, LLC under its agreement with the Company dated April 11, 2005; focusing on brand integrity issues, including matters relating to the Company's distribution arrangements with Bollore; focusing on the Company's activities to stem counterfeiting of its products; attendance at appropriate conventions and greeting of customers; and duties and responsibilities attendant to the position of Chairman of the Board, including organizing board meeting agendas. The Executive shall report directly to the Board of Directors of the Company (the "Board").

                  (b) The Executive hereby accepts such employment and agrees to be available to the Company and the Board to fulfill his duties and responsibilities hereunder on a full-time basis. The Executive further agrees to accept election and to serve during all or any part of the Term or any Renewal Term as an officer or director of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement.

                  (c) The duties to be performed by the Executive hereunder shall be performed primarily in the Company's New York tri-state area office (whether located in New York, New Jersey or Connecticut), subject to reasonable travel requirements on behalf of the Company. The Company shall not relocate the Executive outside of the New York Metropolitan area without his prior written consent, which may be withheld in the Executive's discretion.

           2. Term of Employment. As used herein, the "Term" means the period commencing as of May 17, 2006, and ending on May 16, 2007, and shall automatically renew thereafter for successive periods of one (1) year (each a "Renewal Term") unless either party gives written notice of termination of this Agreement at least ninety (90) days prior to the end of the Term or any Renewal Term. Unless otherwise specified, further references in this Agreement to the Term shall include any applicable Renewal Term.

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           3. Compensation. (a) During the Term, the Company agrees to pay to the Executive a salary in cash (the "Salary") as compensation for the services to be performed by him as provided herein. The Salary shall be paid at the rate of $482,000 per annum, less such deductions or amounts to be withheld as shall be required by applicable law and regulations. The Salary shall be paid in equal monthly installments or more frequently in accordance with the Company's salaried payroll payment policy. The Salary shall be reviewed annually and may be increased at the sole discretion of the Board.

                  (b) The Executive shall be entitled to be reimbursed by the Company for all reasonable, normal and customary business expenses.

                  (c) The Executive shall be entitled to such vacation time as is generally provided to other senior executives of the Company (it being understood that the Executive will not be compensated for unused days).

                  (d) The Executive shall be entitled to all rights and benefits for which he shall be eligible under any incentive program, retirement, retirement savings, profit-sharing, pension or welfare benefit plan, life, disability, health, dental, hospitalization and other forms of insurance and all other so-called "fringe" benefits or perquisites, in each case at the level as is generally provided to other senior executives of the Company.

                  (e) In addition to the foregoing, the Executive shall be entitled to be reimbursed by the Company for the cost of one automobile lease, up to $1,500 per month, the cost of one parking garage space for the leased automobile and the cost of one club membership, up to $3,000 per year.

           4. Termination. (a) If during the Term the Executive shall die, the Executive's legal representative shall be entitled to receive in cash an amount calculated as the sum of (i) any accrued and unpaid Salary to the date of such death and (ii) any accrued and unpaid amounts under any plan or program referred to in Section 3(d) to the date of death.

                  (b) If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for a period of at least 90 days out of any twelve consecutive months (which condition is referred to herein as the Executive becoming "Disabled"), the Company may at any time prior to the 90th day after the last day of such twelfth consecutive month, by written notice to the Executive, terminate the Executive's employment, in which event the Executive (or his legal representative) shall be entitled to receive in cash an amount calculated as the sum of (i) any accrued and unpaid Salary to the date of such notice and (ii) any accrued and unpaid amounts under any plan or program referred to in Section 3(d) to the date of such notice. In addition, the Executive (or his legal representative) shall be entitled to receive any disability benefits payable pursuant to any plan referred to in Section 3(d). Nothing herein contained shall be deemed to limit or abrogate any insurance or other similar benefits available to the Executive.


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
                  (c) The Executive's employment may be terminated by the Company during the Term for Cause (as hereinafter defined). If during the Term the Executive's employment shall be lawfully terminated by the Company for Cause or the Executive shall voluntarily resign without Good Reason (as hereinafter defined), the Company's obligation to pay Salary for the benefit of the Executive, and the Executive's obligation to render services hereunder for the benefit of the Company, shall cease on the date of such termination or resignation; provided, however, that within 30 days of the date of such termination or resignation, the Company shall pay the Executive in cash an amount calculated as the sum of (i) any accrued and unpaid Salary to the date of such termination or resignation and (ii) any accrued and unpaid amounts under any plan or program referred to in Section 3(d) to the date of such termination or resignation.

                  As used herein, the term "Cause" shall mean only (i) a felony conviction of the Executive (as determined by a court of competent jurisdiction, not subject to further appeal), (ii) the commission by the Executive of an act of fraud or embezzlement against the Company or any of its affiliates (as determined by a court of competent jurisdiction, not subject to further appeal),
(iii) gross misconduct which is demonstrably willful and deliberate on the Executive's part and which is materially detrimental to the Company or any of its affiliates, (iv) any material breach by the Executive of any agreement with the Company or any affiliate thereof not cured within 20 days after receiving written notice thereof or (v) gross insubordination to the organizational authority of the Company consisting of the Executive's continued failure to take specific action which is within his individual control and consistent with his status as a senior executive of the Company and his duties and responsibilities hereunder after written notice from the Company of not less than 20 days, provided that such notice shall clearly specify that a failure to take such action may constitute "Cause" for termination under this Agreement.

                  As used herein, the term "Good Reason" means any of the following:

                                 (i) the assignment to the Executive of any
                      duties inconsistent with his status as Chairman of the Board of the Company or a material adverse alteration in the nature or status of his responsibilities from those provided herein or the transfer of a significant portion of such responsibilities to one or more other persons;

                                 (ii) the failure by the Company to pay or
                      provide to the Executive, within 30 days of a written demand therefor, any amount of compensation or expense reimbursement or any benefit which is due, owing and payable pursuant to the terms hereof or of any applicable plan, program, arrangement or policy; or

                                 (iii) the breach in any material respect by the
                      Company of any of its other obligations or agreements set forth herein and the failure by the Company to cure such breach within 20 days after written notice thereof from the Executive.


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
                  (d) If during the Term the Executive's employment shall be terminated by the Company without Cause (and other than pursuant to Section 4(b)) or by the Executive for Good Reason, the Executive shall be entitled to receive in cash severance pay equal to 12 months of the Executive's then current Salary, payable in monthly installments. The Executive shall also receive any benefits under any benefit plan or program of the Company to which the Executive would otherwise be entitled pursuant to the terms of such plan or program through the Term, or pursuant to any applicable state or federal law.

                  (e) During the term of the Executive's employment with Company and for twelve months after the date of termination of Executive's employment (the "Noncompetition Period"), Executive hereby agrees not to Compete with the Company. For purposes of this section, the term Compete means:

                                 (i) soliciting or counseling, personally or by
                      or on behalf of any person, firm or corporation, the employment of any employee of Company, or requesting, inducing or attempting to influence any employee of the Company to terminate his employment with Company; or

                                 (ii) directly or indirectly (A) requesting,
                      inducing or attempting to influence any supplier of goods or services to Company to curtail or cancel any business it transacts with Company; or (B) requesting, inducing or attempting to influence any customer of Company to curtail or cancel any business they may transact with Company; or
                      (C) engaging in any business that the Company is engaged in as of the date of such termination (whether as an officer, director, partner, employee or other owner).

                  Notwithstanding the foregoing, the provisions of this Section 4(e) shall be effective only during such period for which the Executive receives severance pay pursuant to Section 4(d) hereof.

                  (f) The Company acknowledges and agrees that the Executive shall have no duty at any time to seek other employment or to mitigate his damages hereunder. The amounts payable to the Executive under this Agreement shall be paid regardless of whether the Executive obtains other employment.

           5. Secured Promissory Notes. With regard to those two separate Secured Promissory Notes issued by the Executive to North Atlantic Trading Company, Inc. on March 31, 2002 in the original principal amounts of $958,499.02 and $475,071.30, respectively, the Company agrees that the interest payments due on March 31, 2006 and March 31, 2007 may be deferred and paid by the Executive upon the maturity of such Secured Promissory Notes on March 31, 2008.

           6. Expenses of Legal Action. In the event that the Executive institutes any legal action to enforce his rights under, or to recover damages from breach of, this Agreement, the Executive, if he is the prevailing party, shall be entitled to recover from the Company any actual expenses for attorneys' fees and disbursements reasonably incurred by him.


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
           7. Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither party shall assign or transfer any rights or obligations hereunder, except that the Company may assign or transfer this Agreement to (a) a successor corporation in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets, of the Company or (b) an affiliate of the Company; provided that no such assignment referred to in the foregoing clause (a) or (b) shall relieve the Company from liability for its obligations hereunder. Any purported assignment, other than as provided above, shall be null and void.

           8. Indemnification. The Company shall indemnify the Executive in accordance with and to the fullest extent permitted by its certificate of incorporation and by-laws, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company's obligations under this Section 8 shall survive any termination of this Agreement or the Executive's employment hereunder.

           9. Notices. All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be delivered personally, or sent by facsimile transmission (but only in the case of communications to the Company) or overnight courier, or mailed, first-class, postage prepaid, by registered or certified mail, as follows:

If to the Company:         North Atlantic Holding Company, Inc.
                           3029 West Muhammad Ali Boulevard
                           Louisville, KY  40212
                           Attn: General Counsel
                           Fax: (502) 774-9275

If to the Executive:       Thomas F. Helms, Jr.
                           c/o National Tobacco Company, L.P.
                           3029 West Muhammad Ali Boulevard
                           Louisville, KY  40212

                           with a copy to:

                           Stein Riso Mantel, LLP
                           The Chrysler Building
                           405 Lexington Avenue, 42nd Floor
                           New York, NY  10174
                           Attn: Allan Mantel, Esq.

or such other address or facsimile number (as applicable) as either party shall designate by notice in writing to the other in accordance herewith. Any such notice shall be deemed given when so delivered personally or by facsimile transmission, or if sent by overnight courier, one day after delivery to such


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
courier by the sender, or if mailed, five days after deposit by the sender in the U.S. mails.

           10. Waiver. No waiver of any provision of this Agreement or modification or amendment of the same shall be effective, binding or enforceable unless in writing and signed by the party to be charged therewith.

           11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

           12. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto, and supersedes all prior negotiations, discussions, writings and agreements between them, with respect to the subject matter hereof.

                               [Signatures Follow]

















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
                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first written above.


                                 NORTH ATLANTIC HOLDING COMPANY, INC.

                                 By: /s/ Douglas P. Rosefsky
                                     ------------------------------------------
                                     Name: Douglas P. Rosefsky
                                     Title: President



                                 /s/ Thomas F. Helms, Jr.
                                 ----------------------------------------------
                                 Thomas F. Helms, Jr.



















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